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                                                                   Exhibit 10.4

                                 EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of July 6, 1998 ("Effective Date"), is entered into by and between John F. Buckles ("Executive"), and QCS CORPORATION, a Delaware corporation (the "Company").

          WHEREAS, Executive and the Company deem it to be in their respective best interests to enter into an agreement providing for the employment of Executive with the Company pursuant to the terms herein stated, which terms include provisions for salary payments and death, disability, retirement, and severance and other benefits to be paid by the Company to Executive or his designated beneficiaries.

          NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, Executive and the Company have agreed and do hereby agree as follows:

          1.   DUTIES.

               (a) The Company does hereby employ, engage, and hire Executive as Vice President of Strategic Alliances of the Company, and Executive does hereby accept and agree to such hiring, engagement, and employment. Executive shall be responsible for the achievement of the sales plan for North America through the identified strategic business partners - IBM and QRS; and then to be expanded to the achievement of the world wide sales plan through the strategic alliances. Refer to the position description in Exhibit A. Executive will be based in Cincinnati, Ohio and will report to the CEO of the Company.

          2. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence on the Effective Date and shall continue indefinitely unless Executive's employment hereunder is terminated in accordance with the terms of this Agreement. The Company has an at will employment relationship which can be terminated by you or the Company with or without cause and with or without notice.

          3.   COMPENSATION.

               (a) BASE SALARY. The Company shall pay Executive an annual base salary at the rate of $130,000 per year or such higher amount as the Company may from time to time determine ("Base Salary"), payable in equal biweekly installments in accordance with the normal payroll procedures of the Company or at such other time or times as Executive and the Company shall agree. Executive shall receive an annual performance review no less frequently than on each anniversary of the Effective Date during his employment hereunder


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and shall be entitled to such merit increases in his Base Salary at the CEO in his discretion may determine.

               (b) BONUS. Executive will participate in establishing a sales plan with the strategic alliances. The performance will be measured as a percentage of the achievement of the sales plan. Executive can earn, as a bonus, 30% of the annual base salary if the sales plan is achieved at 100%. If the sales plan is underachieved or overachieved, then the bonus will be proportionately adjusted, but will not exceed 50% of the annual base salary.

               (c) CORPORATE OFFICERS INCENTIVE PLAN. Executive shall be entitled to participate in the Corporate Officers Incentive Compensation Plan, which will be defined on a yearly basis by the compensation committee of the board of directors of the Company.

               (d) FRINGE BENEFITS. Executive shall be entitled to participate in any fringe and other benefit programs adopted from time to time by the Company for the benefit of its executive employees, including, but not limited to, reimbursement of business expenses and medical and health insurance in accordance with the Company's existing policies.

                     (i) VACATION. Executive shall be entitled to five (5) weeks paid vacation each year. Any accrued but unused vacation may be carried over into the following year; provided that Executive may not accrue more than six (6) weeks paid vacation at any time.

                     (ii)     MEDICAL/DENTAL INSURANCE.   Executive will
continue his existing medical/dental program, from his previous employer, under the Federal COBRA provisions for a period not to exceed 18 months from the start of employment with the Company. During such time Executive will bill the Company for the cost of such coverage. It is understood that during this 18-month period Executive shall seek a suitable PPO (Preferred Provider Option) replacement program, which provides for similar coverage and provisions to the COBRA plan. At the time this replacement plan is enacted, the COBRA plan will be dropped. Executive will continue to bill the Company for the replacement medical/dental insurance program.

                     (iii) INTERNATIONAL MEDICAL COVERAGE. During Executives international travel (outside the United States) the Company agrees to pay any difference between the actual cost of treatment/care overseas and the actual coverage provided by the insurance company should an injury/illness occur during such business travel for the Company.

                     (iv) LIFE INSURANCE COVERAGE. The Company agrees to reimburse Executive for the cost of Life Insurance in the amount of one times
(1x) the base salary.

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                     (v) AUTO ALLOWANCE. Executive will receive an auto
allowance of $500 per month in accordance with the Company's expense policy.

               (e) STOCK OPTIONS. Subject to the terms and conditions set forth the Company's standard Stock Option Agreement, which is attached as Exhibit B to this Agreement, the Company hereby agrees that, as of the Effective Date of this Agreement, it shall grant Executive options (the "Options") to purchase 150,000 shares of common stock of the Company at such price and on the terms set forth in Exhibit B attached hereto.

     4.   TERMINATION OF EXECUTIVE'S EMPLOYMENT.

               (a) DEATH. In the event Executive's employment hereunder is terminated by reason of Executive's death, the Executive's employment shall terminate without further obligation of the Company.

               (b) DISABILITY. If, as a result of Executive's incapacity due to physical or mental illness ("Disability'), Executive shall have been absent from the full-time performance of his duties with the Company for ninety (90) days during any eighteen (18) month period, and, within thirty
(30) days after written notice is provided to his by the Company, he shall not have returned to the full-time performance of his duties, Executive's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which Executive is absent from the full-time performance of his duties with the Company due to Disability, the Company shall continue to pay Executive his Base Salary at the rate in effect at the commencement of such period of Disability. Following termination for Disability, Executive's Base Salary shall terminate and Executive's benefits shall be determined under the Company's retirement insurance, and other compensation and benefit plans and programs then in effect, in accordance with the terms of such programs.

               (c) TERMINATION FOR CAUSE. The Company may terminate Executive's employment under this Agreement for "Cause," at any time, but only in the event of (i) Executive's conviction of a felony (provided, however, that following indictment for a felony, and prior to conviction, the Company may, without limiting or modifying in any other way its obligations under this Agreement, suspend Executive from the performance of his duties hereunder), or (ii) a determination by the Board, acting reasonably and in good faith, that Executive has (A) failed to meet annual performance standards established by the Board and agreed by Executive, (B) habitually neglected his duties or performed his duties in a grossly incompetent manner despite adequate warnings from the Board, (C) committed materially fraudulent or dishonest actions with respect to the Company, or (D) deliberately injured or attempted to injure the Company so as to cause or attempt to cause material adverse consequences for the Company; provided, however, that Executive shall not be deemed to have been terminated for Cause unless the Board of Directors has delivered to the Executive a written warning indicating the matter(s) prompting the notice and required remedial action to be taken by the Executive. If the matter(s) indicated in the notice is(are) not remedied by the

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Executive within 30 days after delivery of the notice, then there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board of Directors of the Company, finding that, in the good faith opinion of such board, he failed to perform in a manner, was guilty of, or had engaged in conduct constituting Cause as set forth herein and specifying the particulars thereof in detail. In the event of termination of Executive's employment for Cause, this Agreement shall terminate without further obligation of the Company.

     5.   ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS.

               (a) DEFINITION OF "INVENTIONS." As used herein, the term "Inventions" shall mean all inventions, discoveries, improvements, trade secrets, formulas, techniques, data, programs, systems, specifications, documentation, algorithms, flow charts, logic diagrams, source codes, processes, and other information, including works-in-progress, whether or not subject to patent, trademark, copyright, trade secret, or mask work protection, and whether or not reduced to practice, which are made, created, authored, conceived, or reduced to practice by Executive, either alone or jointly with others, during the period of employment with the Company and for one year following the termination of Executive's employment with the Company which (B) relate to the actual or anticipated business, activities, research, or investigations of the Company or (C) result from or is suggested by work performed by Executive for the Company (whether or not made or conceived during normal working hours or on the premises of the Company), or (D) which result, to any extent, from use of the Company's premises or property.

               (b) WORK FOR HIRE. Executive expressly acknowledges that all copyrightable aspects of the Inventions (as defined below) are to be considered "works made for hire" within the meaning the Copyright Act of 1976, as amended (the "Act"), and that the Company is to be "author" within the meaning of such Act for all purposes. All such copyrightable works, as well as all copies of such works in whatever medium fixed or embodied, shall be owned exclusively by the Company as of its creation, and Executive hereby expressly disclaims any and al interest in any of such copyrightable works and waives any right of DROIT MORALE or similar rights.

               (c) ASSIGNMENT. Executive acknowledges and agrees that all Inventions constitute trade secrets of the Company and shall be the sole property of the Company or any other entity designated by the Company. In the event that title to any or all of the Inventions or any part or element thereof, may not, by operation of law, vest in the Company or such Inventions may be found as a matter of law not to be "works made for hire" within the meaning of the Act, Executive hereby conveys and irrevocably assigns to the Company, without further consideration, all his right, title and interest, throughout the universe and in perpetuity, in all Inventions and all copies of them, in whatever medium fixed or embodied, and in all written records, graphics, diagrams, notes, or reports relating thereto in Executive's possession or under his control, including, with respect to any of the foregoing, all rights of copyright, patent, trademark, trade secret, mask work, and any and all other

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proprietary rights therein, the right to modify and create derivative works, the right to invoke the benefit of any priority under any international convention and all rights to register and renew same.

               (d) PROPRIETARY NOTICES; NO FILINGS; WAIVER OF MORAL RIGHTS. Executive acknowledges that all Inventions shall at the sole option of the Company bear the Company's patent, copyright, trademark, trade secret, and mask work notices.

               Executive agrees not to file any patent, copyright, or trademark applications relating to any Invention, except with prior written consent of an authorized representative of the Company.

               Executive hereby expressly disclaims any and all interest in any Inventions and waives any right of DROIT MORALE or similar rights, such as rights of integrity or the right to be attributed as the creator of the Invention.

               (e) FURTHER ASSURANCES. Executive agrees to assist the Company, or any party designated by the Company, promptly on the Company's request, whether before or after the termination of employment however such termination may occur, in perfecting, registering, maintaining, and enforcing, in any jurisdiction, the Company's rights in the Inventions by performing all acts and executing all documents and instruments deemed necessary or convenient by the Company, including, by way of illustration and not limitation:

                     i) Executing assignments, applications, and other documents and instruments in connection with (A) obtaining patents, copyrights, trademarks, mask works, or other proprietary protections for the Inventions and (B) confirming the assignment to the Company of all right, title, and interest in the Inventions or otherwise establishing the Company's exclusive ownership rights therein.

                     ii) Cooperating in the prosecution of patent, copyright, trademark and mask work applications, as well as in the enforcement of the Company's rights in the Inventions, including, but not limited to, testifying in court or before any patent, copyright, trademark or mask work registry office, or any other administrative body.

               Executive will be reimbursed for all out-of-pocket costs incurred in connection with the foregoing, if such assistance is requested by the Company after the termination of employment. In addition, to the extent that, after the termination of employment for whatever reason, Executive's technical expertise shall be required in connection with the fulfillment of the aforementioned obligations, the Company will compensate Executive at a reasonable rate for the time actually spent by Executive at the Company's request rendering such assistance.

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               (f)   CONSENT TO USE OF NAME. The Company reserves the right
(but shall not have the obligation) to publicize Executive's name and background in connection with the marketing of the Inventions or the enforcement of the Company's rights therein. Executive is responsible for supplying to the Company his resume or curriculum vitae for such purposes. Executive agrees that the Company shall have the sole control over the type style, type size, or placement of his name on any materials, or over the final content of any biography used in said material.

               (g) DISCLOSURE OF INVENTIONS. Executive will make full and prompt disclosure to the Company of all Inventions subject to assignment to the Company, and all information relating thereto in Executive's possession or under his control as to possible applications and use thereof, to an authorized representative of the Company.

               (h) NO VIOLATION OF THIRD PARTY RIGHTS. Executive represents, warrants, and covenants that he:

                     i) will not, in the course of employment, infringe upon or violate any proprietary rights of any third party (including, without limitation, any third party confidential relationships, patents, copyrights, mask works, trade secrets, or other proprietary rights);

                     ii) is not a party to any conflicting agreements with third parties which will prevent his from fulfilling the terms of employment and the obligations of this Agreement;

                     iii) does not have in his possession any confidential or proprietary information or documents belonging to others and will not disclose to the Company, use, or induce the Company to use, any confidential or proprietary information or documents of others; and

                     iiii) agrees to respect any and all valid obligations which he may now have to prior employers or to others relating to confidential information, inventions, or discoveries which are the property of those prior employers or others, as the case may be.

               Executive has supplied or shall promptly supply to the Company a copy of each written agreement to which Executive is subject (other than any agreement to which the Company is a party) which includes any obligation of confidentiality, assignment of Inventions, or non-competition.

               Executive agrees to indemnify and save harmless the Company from any loss, claim, damage, costs or expenses of any kind (including without limitation, reasonable

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attorney's fees) to which the Company may be subjected by virtue of a breach by Executive of the foregoing representations, warranties, and covenants.

               (i) OBLIGATIONS UPON TERMINATION. In the event of any termination of his employment, for whatever reason, Executive will promptly
(A) deliver to the Company all physical property, discs, documents, notes, printouts, and all copies thereof and other materials in Executive's possession or under Executive's control pertaining to the business of the Company, including, but not limited to, those embodying or relating to the Inventions and the Confidential Information (as defined herein), (B) deliver to the Company's patent department or legal department or other person designated by the Company all notebooks and other data relating to research or experiments or other work conducted by Executive in the scope of employment or any Inventions made, created, authored, conceived, or reduced to practice by Executive, either alone or jointly with others, and (C) make full disclosure relating to any Inventions.

               If Executive would like to keep certain property, such as material relating to professional societies or other non-confidential material, upon the termination of employment with the Company, he agrees to discuss such issues with the Company. Where such a request does not put Confidential Information of the Company at risk, the Company will customarily grant the request.

               Upon termination of employment with the Company, Executive shall, if requested by the Company, reaffirm Executive's recognition of the importance of maintaining the confidentiality of the Company's Confidential Information and reaffirm all of the Executive's obligations set forth in this
Section 5.

          6.   CONFIDENTIAL INFORMATION AND NON-COMPETITION.

               (a) CONFIDENTIALITY. Executive acknowledges that in his employment hereunder, and during prior period of employment with the Company, he has occupied and will continue to occupy a position 9f trust and confidence. Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Executive's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not disclosed by the Company for financial report purposes and that was learned by Executive in the course of his employment by the Company, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination

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or expiration of his employment or as soon thereafter s possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or prepared by the Executive during the term of his employment by the Company.

               (b) NON-COMPETITION. During the period of Executive's employment hereunder, Executive shall not, directly or indirectly, without the prior written consent of the Company, provide consultative services or otherwise provide services to (whether as an employee or a consultant, with or without pay), own, manage, operate, join, control, participate in, or be connected with (as a stockholder, partner, or otherwise), any business, individual, partner, firm corporation, or other entity that is then a competitor of the Company, including any entity engaged in the design, manufacture and/or distribution of network service systems or software that have substantially the same features or functionality to or otherwise competes with the systems that are designed, manufactured or distributed by the Company or any direct or indirect subsidiary of Company (each such competitor a "Competitor of the Company"); provided, however, that the "beneficial ownership" by Executive, either individually or as a member of a "group,' as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than five percent (5 %) of the voting stock of any publicly held corporation shall not alone constitute a violation of this Agreement. It is further expressly agreed that the Company will or would suffer irreparable injury if Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and, the provisions of Section 11 notwithstanding, Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Executive from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement.

               (c) NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. During the period of Executive's employment hereunder, Executive shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates, to divert their business to any Competitor of the Company.

               (d) NON-SOLICITATION OF EMPLOYEES. Executive recognizes that he possesses and will possess confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits, and interpersonal relationships with customers of the Company. Executive recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company in developing its business and in securing and retaining customers, and has been and will be acquired by his because of his business position with the Company. Executive agrees that, during the period of Executive's employment hereunder and for a period of one (1) year thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company for the purpose of being employed by his or by any Competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he

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will not convey any such confidential information or trade secrets about other employees of the Company to any other person.

               (e) SURVIVAL OF PROVISIONS. The obligations contained in this Section 6 shall survive the termination or expiration of Executive's employment with the Company and shall be fully enforceable thereafter. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

          7. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first-class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four
(24) hours after transmission of a facsimile to the respective persons named below:

     If to Company:                QCS CORPORATION
                                   650 Castro Street, Suite 210
                                   Mountain View, California 94041
                                   Attention: Marcel van Heesewijk
                                   Facsimile: (650) 966-1025

     If to Executive:              John F. Buckles
                                   9943 Huntersrun Lane, Suite 100
                                   Cincinnati, Ohio 45242-5448
                                   Facsimile: (513) 792-9471

Either party may change such party's address for notices by notice duly given pursuant hereto.

          8. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to Executive's employment and compensation by the Company.

          9. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions thereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

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          10.  DISPUTE RESOLUTION; GOVERNING LAW. In the event of any dispute regarding the terms of employment of Executive, including, but not limited to, any dispute regarding the negotiation and entering into of the terms of employment, any termination or employment or the interpretation or performance of the terms and conditions hereof, Executive and Company hereby agree that such dispute shall be subject to and shall be determined exclusively by binding arbitration in accordance with the rules of the American Arbitration Association. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of California, without giving effect to provisions thereof regarding conflict of laws.

          11. WITHHOLDING. Except to the extent otherwise provided in Exhibit B, the Company shall make such deductions and withhold such amounts from each payment made to the Executive hereunder as may be required from time to time by law, governmental regulation or order.

          12. ENTIRE AGREEMENT; HEADINGS. This Agreement embodies the entire agreement of the parties respecting the matters within its scope and may be modified only in writing. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          13. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times to be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

          14. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

          15. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto signed this Agreement, effective as of the date first above written.

QCS CORPORATION                              JOHN F. BUCKLES

By:
          (signature)                                  (signature)
Its:
          (title)

Name:
     (print name)

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                                      EXHIBIT A

                                   QCS CORPORATION
                                 POSITION DESCRIPTION

                                        TITLE

                        Vice President of Strategic Alliances

                                  POSITION OBJECTIVE

The achievement of the sales plan for North America through the identified strategic business partners: IBM and QRS; and then to be expanded to the achievement of the world wide sales plan through strategic alliances.

                                MAIN RESPONSIBILITIES

PLANNING
     - Create, with the business partner's, a fiscal year sales plan and develop the required performance measurements.
     - Develop, with the business partner's, a resource plan to support their respective sales plans.

REPORTING
     - Report on sales achievement and forecasts on a monthly and quarterly basis.
     - Ensure that the business partner's contribute, on the same basis, to the sales reporting e.g. sales funnel management and revenue forecasting.

SALES SUPPORT
     - Develop and assist with the execution of a sales and support training program of business partners.
     - Provide feedback to the appropriate QCS colleagues on sales support requirements.

MARKET DEVELOPMENT AND INTELLIGENCE
     - Provide feedback on customer requirements to the appropriate QCS constituents.
     - Be aware of activities of potential competitors and allies and bring them to the attention of the appropriate management.
     - Provide suggestions and feedback on market pricing of the QCS services in order to obtain maximum return on a customer's commitment to QCS.

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POSITION DESCRIPTION (cont.)

                                OTHER RESPONSIBILITIES
                                ----------------------

     - Ensure that adequate documentation exists describing account strategies in terms of the business plan and long and short term sales objectives.
     - Develop sales motivation programs which are industry and business partner compatible and address achievement of objectives.
     - Access and manage best and ethical sales methods and distribution for QCS' products & network services with the business partners.
     - Attract, maintain and motivate the best representatives of the business partners according to the business plan and build a cohesive and successful teams within the business partners. measure and hold the business partners accountable to the business plan.
     - Evaluate the market to ensure that the business partners deliver achievement of increased market share and optimal results from the accessible market.
     - Liaison between QCS development in Mountain View and IBM customer support in Cincinnati to ensure that sales support resources required are planned in a timely manner relative to retailer hub status.
     - Develop and coordinate training plans for hot line support and sales and marketing staff of the business partners.
     - Ensure that services and marketing feedback from the business partners is communicated to QCS' development in Mountain View in a clear and timely manner.
     - Make sure the business partners work as a team with the QCS organization and vise versa.
     -    Be a QCS resource and representative to the business partners.

                                   REQUIRED SKILLS
                                   ---------------

     -    Proven organizational and management skills
     -    Able to set projections and deliver results
     - Technical background required to understand technology which will aid sales
     -    Goal oriented
     -    Market awareness (ability to become an expert on QCS' competition)
     -    Can quickly react to changing environments
     -    Strategic planning
     -    Team Player
     - Strong internal and external (business partners and customers) communication skills
     -    Hands on
     -    Does not require extensive support staff
     -    Honest and straightforward

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                                      EXHIBIT B


                                  Stock Option Plan